UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

SPREE ACQUISITION CORP. 1 LIMITED

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41172	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1922 Wildwood Place NE,
Atlanta, GA	30324
(Address of Principal Executive Offices)	(Zip Code)

(470) 223-0227

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which
Units, each consisting of one Class A ordinary share and one-half of a redeemable warrant	SHAPU	New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	SHAP	New York Stock Exchange

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	SHAPW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Non-Redemption Agreements in Connection with Extraordinary General Meeting

As previously disclosed, Spree Acquisition Corp. 1 Limited, a Cayman Islands exempted company (“Spree” or the “Company”) is in the process of calling an extraordinary general meeting of the Company (the “Meeting”). Spree expects to hold the Meeting at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on December 21, 2023. The purpose of the Meeting will be the consideration of, and vote on, among other matters, a proposal to approve, by way of special resolution, an amendment to Spree’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which Spree has to consummate a business combination (the “Extension”) from March 20, 2024 to December 20, 2024 (the three-year anniversary of its initial public offering), or such earlier date as may be determined by Spree’s board of directors in its sole discretion (the “Articles Extension Proposal”).

In connection with the Meeting, the Articles Extension Proposal and the Extension, the Company and its sponsor, Spree Operandi, LP, a Cayman Islands exempted limited partnership (together with its wholly-owned subsidiary, Spree Operandi U.S. LP, a Delaware limited partnership, collectively, the “Sponsor”), intend to enter into non-redemption agreements (the “Non-Redemption Agreements”) with several unaffiliated third parties (the “Non-Redeeming Shareholders”). Pursuant to the Non-Redemption Agreements, the Non-Redeeming Shareholders will agree not to redeem (or to validly rescind any redemption requests with respect to) their Class A ordinary shares, par value $0.0001, of the Company (“Class A ordinary shares”) (the “Non-Redeemed Shares”) in connection with the shareholder vote on the Articles Extension Proposal. Assuming that the Non-Redeeming Shareholders continue to hold the Non-Redeemed Shares through the Meeting, the Articles Extension Proposal is approved at the Meeting, and Spree fulfills the continued or initial listing requirements for listing on a national securities exchange following the Meeting (subject to any compliance periods to which it is entitled in order to regain compliance with the continued listing requirements) the Sponsor will agree to transfer founder shares of the Company held by it (which are currently Class B ordinary shares, par value $0.0001, of the Company (“Class B ordinary shares”)) (“Founder Shares”) to the Non-Redeeming Shareholders immediately following, and subject to, Spree’s consummation of an initial business combination.

The Non-Redemption Agreements are not expected to increase the likelihood that the Articles Extension Proposal is approved by Spree’s shareholders, but are expected to limit the reduction in the amount of funds that remain in the Company’s trust account following the Meeting due to redemptions by public shareholders.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Certain Non-Redeeming Shareholders intend to purchase additional publicly-held Class A ordinary shares on the open market. Such purchases will be made at or below the redemption price expected to be paid to public shareholders who redeem their Class A ordinary shares in connection with the Meeting. Those Non-Redeeming Shareholders who purchase publicly-held Class A ordinary shares may do so after the record date for the Meeting and therefore may not be entitled to vote (or, if having purchased prior to the record date, may not vote) such purchased shares in favor of the Extension at the Meeting.

NO ASSURANCES CAN BE GIVEN THAT A NON-REDEMPTION INCENTIVE OF ANY KIND WILL BE OFFERED. THE ACTUAL TERMS OF ANY NON-REDEMPTION INCENTIVE MAY DIFFER MATERIALLY FROM THE TERMS DESCRIBED ABOVE.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Non-Redemption Agreement
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023

SPREE ACQUISITION CORP. 1 LIMITED

By:	/s/ Shay Kronfeld
Name:	Shay Kronfeld
Title:	Chief Financial Officer

3